EXHIBIT 99.1

K12 Inc. Reports Full Year Fiscal 2014 With Revenue of $919.6 Million

Posts Strong Fourth Quarter Gains in Revenues and Operating Income

HERNDON, Va., Aug. 14, 2014 (GLOBE NEWSWIRE) -- K12 Inc. (NYSE:LRN), a technology-based education company and leading provider of proprietary curriculum and online school programs for students in pre-K through high school, today announced its results for the fourth fiscal quarter and full fiscal year ended June 30, 2014.

Financial Highlights for the Three Months Ended June 30, 2014 (Fourth Quarter Fiscal Year 2014)

  Revenues of $232.0 million, compared to $203.1 million in the fourth quarter of FY 2013.
  EBITDA, a non-GAAP measure (see reconciliation below), of $36.0 million, compared to $19.0 million in the fourth quarter of FY 2013.
  Operating income of $12.8 million, compared to $1.4 million in the fourth quarter of FY 2013.
  Net income attributable to common stockholders of $12.4 million, compared to $2.3 million in the fourth quarter of FY 2013.
  Diluted net income attributable to common stockholders per share of $0.32, compared to $0.06 in the fourth quarter of FY 2013.

Financial Highlights for the Year Ended June 30, 2014

  Revenues of $919.6 million, compared to $848.2 million for the full fiscal year of 2013.
  EBITDA, a non-GAAP measure (see reconciliation below), of $115.5 million, compared to $111.4 million for the full fiscal year of 2013.
  Operating income of $22.9 million, compared to $45.7 million for the full fiscal year of 2013.
  Net income attributable to common and Series A stockholders of $19.6 million, compared to $28.1 million for the full fiscal year of 2013.
  Diluted net income attributable to common stockholders per share was $0.50, which includes the pro- rata effect of the Series A Special shares conversion to commons shares on September 3, 2013, compared to $0.72 for the full fiscal year of 2013.

Excluding the impact of the $32.2 million in charges relating to additional reserves, accelerated amortization and severance costs and the $6.4 million realized gain on sale of assets, for the year ended June 30, 2014:

  EBITDA would have been $123.6 million, compared to $111.4 million for the full fiscal year of 2013.
  Operating income would have been $55.1 million, compared to $45.7 million for the full fiscal year of 2013.
  Net income attributable to common and Series A stockholders would have been $35.6 million, compared to net income of $28.1 million for the full fiscal year of 2013.
  Diluted net income attributable to common stockholders per share would have been $0.91, which includes the pro rata effect of the Series A Special shares conversion to common shares on September 3, 2013, compared to $0.72 for the full fiscal year of 2013.

Comments from Management

"While I am pleased with our solid financial performance this year, I am even more proud of our teachers, our school administrators and our employees who have worked tirelessly to improve academic outcomes," said Nate Davis, Chairman and Chief Executive Officer. "The academic performance of the students we serve has improved, but our work is far from finished. We will continue to invest and innovate to drive further improvements for all the students that we serve," added Davis.

Cash, Capital Expenditures and Capital Leases

As of June 30, 2014, the Company had cash and cash equivalents of $196.1 million, an increase of $14.6 million from the $181.5 million reported at June 30, 2013.

Capital expenditures for the year ended June 30, 2014 were $49.4 million, a decrease of $0.9 million from the prior year's full fiscal year, and was comprised of:

  $7.4 million for property and equipment,
  $26.6 million for capitalized software development, and
  $15.4 million for capitalized curriculum.

Capital leases financed additional purchases of $24.1 million during the year ended June 30, 2014, primarily for student computers.

Share Buyback

On November 7, 2013, K12 announced that the Board of Directors had authorized the repurchase of up to $75.0 million of the Company's outstanding common stock. For the three months ended June 30, 2014, the Company repurchased 952,896 shares of its common stock at a weighted average purchase price of $22.99 per share for a total cost of $21.9 million. The Company has $26.5 million remaining available on its share repurchases authorization. Future purchases under this buyback would be dependent upon business and market conditions and other factors.

Sale of Select Businesses

On June 12, 2014 K12 Inc. announced the sale of select businesses to Safanad Education Ventures Limited ("Safanad Limited"). The select businesses consist of K12's post-secondary business; K12's interest in an existing Middle East joint venture currently operating with a Safanad Limited affiliate; and a private international brick and mortar school. In aggregate, these businesses were responsible for $16.9 million in revenue and were close to breakeven for the year ended June 30, 2014.

Revenue and Enrollment Data

Revenue

The following table sets forth the Company's revenues -- Managed Public Schools (turn-key management services provided to public schools), Institutional Sales (educational products and services provided to school districts, public schools and other educational institutions that it does not manage), and International and Private Pay Schools (private schools for which it charges student tuition and makes direct consumer sales) -- for the periods indicated:

	Three Months Ended June 30,		Change 2014 / 2013		Year Ended June 30,		Change 2014 / 2013
($ in thousands)	2014	2013	$	%	2014	2013	$	%
Managed Public Schools	$ 203,723	$ 174,193	$ 29,530	17.0%	$ 804,469	$ 730,800	$ 73,669	10.1%
Institutional Sales	16,791	17,320	(529)	(3.1)	66,765	73,269	(6,504)	(8.9)
International and Private Pay Schools	11,532	11,574	(42)	(0.4)	48,319	44,151	4,168	9.4
Total	$ 232,046	$ 203,087	$ 28,959	14.3%	$ 919,553	$ 848,220	$ 71,333	8.4%

Enrollment Data

The following table sets forth average enrollment data for students in Managed Public Schools and total enrollment data for students in the International and Private Pay Schools for the periods indicated. These figures exclude enrollments from classroom pilot programs and consumer programs.

	Year Ended June 30,
	2014	2013	Change	Change %

Managed Public Schools
Average Student Enrollments *	123,259	117,563	5,696	4.8%
International and Private Pay Schools
Total Student Enrollments	32,625	31,619	1,006	3.2%
Total Semester Course Enrollments	89,630	84,642	4,988	5.9%

* The Managed Public Schools average student enrollments includes some enrollments for which we may receive no public funding.

FY 2015 Outlook

The Company will provide an outlook for fiscal 2015 results in October 2014.

Special Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have tried, whenever possible, to identify these forward-looking statements using words such as "anticipates," "believes," "estimates," "continues," "likely," "may," "opportunity," "potential," "projects," "will," "expects," "plans," "intends" and similar expressions to identify forward looking statements, whether in the negative or the affirmative. These statements reflect our current beliefs and are based upon information currently available to us. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties, factors and contingencies include, but are not limited to: reduction of per pupil funding amounts at the schools we serve; inability to achieve sufficient levels of new enrollments to sustain or to grow our business model; failure of the schools we serve to comply with regulations resulting in a loss of funding or an obligation to repay funds previously received; declines or variations in academic performance outcomes as curriculum and testing standards evolve; harm to our reputation resulting from poor performance or misconduct by operators or us in any school in our industry and in any school in which we operate; legal and regulatory challenges from opponents of virtual public education, public charter schools or for-profit education companies; discrepancies in interpretation of legislation by regulatory agencies that may lead to payment or funding disputes; termination of our contracts with schools due to a loss of authorizing charter; failure to enter into new school contracts or renew existing contracts, in part or in their entirety; unsuccessful integration of mergers, acquisitions and joint ventures; failure to further develop, maintain and enhance our technology, products, services and brands; inadequate recruiting, training and retention of effective teachers and employees; infringement of our intellectual property; non-compliance with laws and regulations related to operating schools in a foreign jurisdiction; entry of new competitors with superior competitive technologies and lower prices; and other risks and uncertainties associated with our business described in the Company's filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of August 14, 2014, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

Conference Call

The Company will discuss its fourth quarter and full fiscal year 2014 financial results during a conference call scheduled for Thursday, August 14, 2014 at 8:30 a.m. eastern time (ET).

The conference call will be webcast and available at http://public.viavid.com/index.php?id=110005. Please access the web site at least 15 minutes prior to the start of the call.

To participate in the live call, investors and analysts should dial (877) 407-4019 (domestic) or (201) 689-8337 (international) at 8:15 a.m. (ET). No passcode is required.

A replay of the call will be available starting on August 14, 2014 at 11:00 a.m. ET through September 14, 2014 at 11:00 a.m. ET, at (877) 660-6853 (domestic) or (201) 612-7415 (international) using conference ID 13586601. A webcast replay of the call will be available at http://public.viavid.com/index.php?id=110005 for 30 days.

Financial Statements

The financial statements set forth below are not the complete set of K12 Inc.'s financial statements for the three months and fiscal year ended June 30, 2014, and are presented below without footnotes. Readers are encouraged to obtain and carefully review K12 Inc.'s Form 10-K for the year ended June 30, 2014, including all financial statements contained therein and the footnotes thereto, filed with the SEC. The Form 10-K may be retrieved from the SEC's website at www.sec.gov or from K12 Inc.'s website at www.k12.com.

K12 INC. CONSOLIDATED BALANCE SHEETS

	June 30,
	2014	2013
	(In thousands, except share and per share data)
ASSETS
Current assets
Cash and cash equivalents	$ 196,109	$ 181,480
Accounts receivable, net of allowance of $3,460 and $2,560 at June 30, 2014 and June 30, 2013, respectively	194,676	186,459
Inventories, net	33,830	44,395
Current portion of deferred tax asset	7,732	11,368
Prepaid expenses	7,356	10,331
Other current assets	25,498	23,916
Total current assets	465,201	457,949
Property and equipment, net	48,581	56,142
Capitalized software, net	49,920	43,504
Capitalized curriculum development costs, net	60,782	64,599
Intangible assets, net	23,708	32,139
Goodwill	58,088	61,413
Deposits and other assets	5,387	3,150
Total assets	$ 711,667	$ 718,896
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND EQUITY
Current liabilities
Accounts payable	$ 30,976	$ 21,838
Accrued liabilities	20,539	17,027
Accrued compensation and benefits	17,400	21,970
Deferred revenue	24,353	28,567
Current portion of capital lease obligations	20,492	19,395
Current portion of note payable	--	390
Total current liabilities	113,760	109,187
Deferred rent, net of current portion	8,488	8,833
Capital lease obligations, net of current portion	16,447	16,107
Deferred tax liability	22,478	33,299
Other long term liabilities	4,763	2,512
Total liabilities	165,936	169,938
Redeemable noncontrolling interest	16,801	15,200
Equity:
K12 Inc. stockholders' equity
Common stock, par value $0.0001; 100,000,000 shares authorized; 41,144,062 and 37,440,662 shares issued and 38,948,866 and 37,440,662 shares outstanding at June 30, 2014 and June 30, 2013, respectively	4	4
Additional paid-in capital	639,036	548,390
Series A Special Stock, par value $0.0001; 2,750,000 shares issued, zero and 2,750,000 outstanding at June 30, 2014 and 2013, respectively	--	63,112
Accumulated other comprehensive loss	(112)	(294)
Accumulated deficit	(61,450)	(81,050)
Treasury stock of 2,195,196 and zero shares at cost at June 30, 2014 and June 30, 2013, respectively	(48,548)	--
Total K12 Inc. stockholders' equity	528,930	530,162
Noncontrolling interest	--	3,596
Total equity	528,930	533,758
Total liabilities, redeemable noncontrolling interest and equity	$ 711,667	$ 718,896

K12 INC. CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Year Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(In thousands, except share and per share data)
Revenues	$ 232,046	$ 203,087	$ 919,553	$ 848,220
Cost and expenses
Instructional costs and services	142,053	129,192	569,219	498,398
Selling, administrative, and other operating expenses	74,847	66,206	313,258	283,032
Product development expenses	2,303	6,268	14,220	21,084
Total costs and expenses	219,203	201,666	896,697	802,514
Income from operations	12,843	1,421	22,856	45,706
Realized gain on sale of assets	6,404	--	6,404	--
Interest (expense) income, net	55	1,657	(69)	851
Income before income tax expense and noncontrolling interest	19,302	3,078	29,191	46,557
Income tax expense	(7,349)	(1,828)	(11,075)	(20,023)
Net income	11,953	1,250	18,116	26,534
Adjust net loss attributable to noncontrolling interest	403	1,018	1,484	1,577
Net income attributable to common stockholders, including Series A stockholders	$ 12,356	$ 2,268	$ 19,600	$ 28,111
Net income attributable to common stockholders per share, excluding Series A stockholders, through the conversion date September 3, 2013:
Basic	$ 0.32	$ 0.06	$ 0.50	$ 0.72
Diluted	$ 0.32	$ 0.06	$ 0.50	$ 0.72
Weighted average shares used in computing per share amounts:
Basic	38,540,464	36,642,685	38,987,470	36,267,345
Diluted	38,742,379	39,475,382	39,230,516	39,017,345

K12 INC. CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended June 30,
	2014	2013
	(In thousands)
Cash flows from operating activities
Net income	$ 18,116	$ 26,534
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	86,267	65,737
Stock-based compensation expense	22,828	14,374
Excess tax benefit from stock-based compensation	(1,075)	(8,889)
Deferred income taxes	(7,186)	15,770
Provision for doubtful accounts	1,439	2,070
Provision for inventory obsolescence	4,293	387
Provision for student computer shrinkage and obsolescence	(526)	482
Realized gain on sale of assets	(6,404)	--
Changes in assets and liabilities:
Accounts receivable	(12,257)	(27,708)
Inventories	6,272	(6,929)
Prepaid expenses	2,735	843
Other current assets	(1,645)	682
Deposits and other assets	(212)	(466)
Accounts payable	9,778	(2,115)
Accrued liabilities	4,793	3,226
Accrued compensation and benefits	(4,214)	4,616
Deferred revenue	(1,429)	3,119
Restricted cash	--	1,501
Deferred rent and other liabilities	1,904	2,059
Net cash provided by operating activities	123,477	95,293
Cash flows from investing activities
Purchases of property and equipment	(7,405)	(8,339)
Capitalized software development costs	(26,553)	(23,446)
Capitalized curriculum development costs	(15,411)	(18,560)
Mortgage note to a managed school partner	(2,100)	--
Net cash received on sale of assets	5,665	--
Net cash used in investing activities	(45,804)	(50,345)
Cash flows from financing activities
Repayments on capital lease obligations	(22,694)	(20,275)
Repayments on notes payable	(390)	(1,533)
Purchase of treasury stock	(48,548)	--
Proceeds from exercise of stock options	10,294	7,253
Net proceeds from investment in noncontrolling interest	1,275	--
Excess tax benefit from stock-based compensation	1,075	8,889
Retirement of restricted stock for tax withholding	(5,018)	(2,546)
Net cash used in financing activities	(64,006)	(8,212)
Effect of foreign exchange rate changes on cash and cash equivalents	962	92
Net change in cash and cash equivalents	14,629	36,828
Cash and cash equivalents, beginning of year	181,480	144,652
Cash and cash equivalents, end of year	$ 196,109	$ 181,480

Non-GAAP Financial Measures

EBITDA

EBITDA consists of net income, plus net interest expense/ (income), plus income tax expense, minus income tax benefit, plus depreciation and amortization and non-controlling interest charges. Interest expense primarily consists of interest expense for capital leases. We use EBITDA in addition to income from operations and net income as a measure of operating performance. However, EBITDA is not a recognized measurement under U.S. generally accepted accounting principles, or GAAP, and when analyzing our operating performance, investors should use EBITDA in addition to, and not as an alternative for, net income as determined in accordance with GAAP. Not all companies use identical calculations for EBITDA, therefore our presentation of EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, EBITDA is not intended to be a measure of free cash flow for our management's discretionary use, as it does not consider certain cash requirements such as capital expenditures, tax payments, principal and interest payments, or other working capital.

We believe EBITDA is useful to an investor in evaluating our operating performance because it is widely used to measure a company's operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of our capital structure and the method by which assets were acquired. Our management uses EBITDA:

  as an additional measurement of operating performance because it assists us in comparing our performance on a consistent basis;
  in presentations to the members of our Board of Directors to enable our Board to have the same measurement basis of operating performance as is used by management to compare our current operating results with corresponding prior periods and with the results of other companies in our industry.

The following tables provide a reconciliation of net income to EBITDA.

	Three Months Ended June 30,		Year Ended June 30,
	2014	2013	2014	2013
	(In thousands)		(In thousands)
Net income	$ 12,356	$ 2,268	$ 19,600	$ 28,111
Interest expense (income), net	(55)	(1,657)	69	(851)
Income tax expense	7,349	1,828	11,075	20,023
Depreciation and amortization	16,776	17,562	86,267	65,737
Noncontrolling interest	(403)	(1,018)	(1,484)	(1,577)
EBITDA	$ 36,023	$ 18,983	$ 115,527	$ 111,443

Additional Information

(A) The following table, for the year ended June 30, 2014, is provided as reference only and is related to the $32.2 million charges incurred in the second quarter of FY 2014 and the $6.4 million in realized gain recorded in the fourth quarter of FY 2014.

	Year Ended June 30, 2014
	Reported Results	Specific Q2 Charges & Realized Gain	Results Excluding Charges & Realized Gain	Reported Results	Results Excluding Charges & Realized Gain
	(In thousands, except share and per share data)			(% of Revenue)
Revenues	$ 919,553	$ --	$ 919,553	100.0%	100.0%
Cost and expenses
Instructional costs and services	569,219	19,238	549,981	61.9%	59.8%
Selling, administrative, and other operating expenses	313,258	13,009	300,249	34.1%	32.7%
Product development expenses	14,220	--	14,220	1.5%	1.5%
Total costs and expenses	896,697	32,247	864,450	97.5%	94.0%
Income (loss) from operations	22,856	(32,247)	55,103	2.5%	6.0%
Realized gain on sale of asset	6,404	6,404	--	0.7%	0.0%
Interest expense, net	(69)	--	(69)	(0.0%)	(0.0%)
Income (loss) before income tax expense and noncontrolling interest	29,191	(25,843)	55,034	3.2%	6.0%
Income tax (expense) benefit	(11,075)	9,838	(20,913)	(1.2%)	(2.3%)
Net income (loss)	18,116	(16,005)	34,121	2.0%	3.7%
Adjust net loss attributable to noncontrolling interest	1,484	--	1,484	0.2%	0.2%
Net income (loss) attributable to common stockholders, including Series A stockholders	$ 19,600	$ (16,005)	$ 35,605	2.1%	3.9%

Net income/ (loss) attributable to common stockholders per share, excluding Series A stockholders, through the conversion date September 3, 2013:
Basic	$ 0.50	$ (0.41)	$ 0.91
Diluted	$ 0.50	$ (0.41)	$ 0.91
Weighted average shares used in computing per share amounts:
Basic	38,987,470	38,987,470	38,987,470
Diluted	39,230,516	39,230,516	39,230,516

About K12 Inc.

K12 Inc. (NYSE:LRN) is leading the transformation to individualized learning as the nation's foremost provider of technology-powered online solutions for students in pre-kindergarten through high school. K12 has worked with over 2,000 school districts and has delivered more than four million courses over the past decade. K12 provides curricula, academic services, and learning solutions to public schools and districts, traditional classrooms, blended school programs, and families. K12's curriculum is rooted in decades of research combined with 21st-century technology by cognitive scientists, interactive designers and teachers. K12's portfolio of more than 550 unique courses and titles—the most extensive in the technology-based education industry—covers every core subject and four academic levels for high school including Honors and AP. K12 offers credit recovery courses, career-building electives, remediation support, six world languages and a deep STEM offering. The K12 program is offered through K12 partner public schools in approximately two-thirds of the states and the District of Columbia, and through private schools serving students in all 50 states and more than 100 countries. More information can be found at K12.com.

CONTACT: K12 Inc.
         Investor Contact:
         Mike Kraft, 571-353-7778
         VP Investor Relations
         mkraft@k12.com
         or
         Press Contact:
         Jeff Kwitowski, 703-483-7281
         SVP Corporate Communications
         jkwitowski@k12.com